UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2011

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	001-05865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 Industrial Park Road West, Tolland, Connecticut		06084
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(860) 870-2890

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

On April 6, 2011, Gerber Scientific, Inc. (the “Company”) approved and committed to a plan to discontinue the manufacturing of its product line of UV flatbed inkjet printers, including the Gerber CAT UV and Solara ion.  These products are manufactured by Gerber Scientific Products, a business unit of the Sign Making and Specialty Graphics segment.  The Company will continue to support previously sold units through aftermarket sales and servicing.

In connection with this action, the Company will eliminate approximately 17 to 20 positions and expects to record severance expense of approximately $0.6 million and other compensation expense of approximately $0.6 million.  The Company will also record approximately $0.3 million in other charges primarily related to third-party contract termination fees.  The Company expects to incur the majority of these expenses during its fourth fiscal quarter ending on April 30, 2011 and complete related cash expenditures by April 30, 2012.

Item 2.06  Material Impairments

The information set forth under Item 2.05 of this report is incorporated by reference in this Item 2.06.  As a result of the discontinuance of the product line reported under Item 2.05, the Company estimated inventory impairment and other charges of up to $2.4 million and fixed asset impairment charges of up to $1.3 million.  The goodwill of the Gerber Scientific Products reporting unit is being evaluated and could result in an impairment of up to $5.9 million.  These charges are expected to be incurred during the Company’s fourth fiscal quarter ending on April 30, 2011.

Item 7.01  Regulation FD Disclosure

The Company is furnishing in Exhibit 99.1 to this report a press release with respect to the matters described in Items 2.05 and 2.06 of this report.

The Company has signed an agreement to sell its South Windsor, Connecticut facility for net proceeds of approximately $6.8 million.  The net proceeds will be used to reduce outstanding debt. The transaction is expected to close by July 1, 2011. The Company plans to enter into a one-year lease with the new owners of the facility for a portion of the facility in which Gerber Scientific Products operations are currently located.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

The following document is furnished herewith as an exhibit to this report:

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 12, 2011 issued by Gerber Scientific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: April 12, 2011	By:	/s/ Michael R. Elia
Michael R. Elia Executive Vice President, Chief Financial Officer and Chief Accounting Officer (On behalf of the Registrant and as Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 12, 2011 issued by Gerber Scientific, Inc.